LITHIA REPORTS RECORD THIRD QUARTER 2017 RESULTS, INCREASES REVENUE 19%
_____________________________________________________

DECLARES DIVIDEND OF $0.27 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 25, 2017 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest third quarter revenue in company history and the 28th consecutive quarter of record results.

Third quarter 2017 net income per diluted share decreased 3% to $2.07 from $2.14 for the third quarter of 2016. Adjusted net income per diluted share increased 6% to $2.18 from $2.06 for the same period in 2016. Third quarter 2017 net income decreased 4% to $51.9 million from $54.0 million for the third quarter of 2016. Adjusted net income increased 5% to $54.8 million compared to third quarter 2016 adjusted net income of $52.0 million.

As shown in the attached non-GAAP reconciliation tables, the 2017 third quarter adjusted results exclude $0.11 per share in non-core charges related to storm insurance reserves and acquisition related expenses. The 2016 third quarter non-core adjustments exclude a $0.08 benefit associated with an equity investment.

Third quarter 2017 revenue increased 19% to $2.7 billion from $2.3 billion in the third quarter of 2016.

Third Quarter-over-Quarter Operating Highlights:

•	Total same store sales increased 1%

•	New vehicle same store sales increased 1%

•	Used vehicle retail same store sales increased 4%

•	Service, body and parts same store sales increased 3%

•	Same store F&I per unit was $1,286

•	Adjusted SG&A expense as a percentage of gross profit was 68.7%

For the first nine months of 2017, revenues increased 16% to $7.4 billion, compared to $6.4 billion in the first nine months of 2016. Net income for the first nine months of 2017 was $6.19 per diluted share, compared to $5.69 per diluted share for the similar period in 2016. Adjusted net income per diluted share for the first nine months of 2017 increased 12% to $6.24 from $5.57 for the first nine months of 2016.

"We increased quarterly revenues 19% and adjusted earnings per share 6% over last year, driven by our significant acquisition cadence," said Bryan DeBoer, President and CEO. "We grew same-store sales in all departments, outpacing a plateauing new vehicle sales environment. We remain focused on integrating acquisitions while continuing to unlock the substantial opportunity to improve performance across our broader store base."

Corporate Development
As previously announced in August, we completed the acquisition of the Downtown Los Angeles ("DTLA") Auto Group comprised of Audi, Mercedes-Benz, Nissan, Porsche, Toyota, and Volkswagen stores located in downtown Los Angeles, California and a Nissan store in nearby Carson, California. In 2017, we have completed the acquisition of 15 stores and opened one store which we forecast will generate over $1.5 billion in annualized revenues.

"We continue to see a significant number of stores available," said DeBoer. "Given the annual cash flow from our existing base of business, ample liquidity and availability of capital, we anticipate a future cadence similar to what we have experienced in the prior three years."

Balance Sheet Update
We ended the third quarter with $39 million in cash and $269 million in availability under our credit facility. Additionally, approximately $282 million of our operating real estate is currently unfinanced, which we estimate could provide $211 million in capital, for total potential liquidity of $519 million.

In July 2017, we completed a $300 million aggregate principal amount offering of 5.25% senior notes due 2025 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. During the third quarter, we used approximately half the net proceeds to fund the DTLA acquisition, and the remainder for general corporate purposes, including capital expenditures and debt repayment.

Dividend Payment
Our Board of Directors has approved a dividend of $0.27 per share related to third quarter 2017 financial results. We expect to pay the dividend on November 24, 2017 to shareholders of record on November 10, 2017.

Earnings Outlook
For 2017, we expect same store sales growth of 3%, full year revenues of $10.0 billion to $10.2 billion and adjusted earnings per share of $8.30 to $8.35.

For 2018, we target full year revenues of $11.0 to $11.5 billion and earnings per share of $9.25.

Commenting on the earnings guidance, John North, Senior Vice President and CFO, stated, "We experienced approximately $0.20 in headwinds in the quarter related to reserve adjustments and higher than anticipated depreciation and floor plan interest expense. Opportunity also remains to better leverage expenses in personnel and advertising. As a result, we expect 2017 adjusted earnings in a range of $8.30 to $8.35 per share , representing a 12% increase over last year. For 2018, we are targeting growth of approximately 11% for both revenue and earnings through acquisitions and leveraging our shared cost structure."

Actual results may be affected by items described under Forward-Looking Statements below.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to our investor relations website.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia

Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500 (#318-2017) with 166 stores representing 30 brands in 18 states. We offer vehicles online and through our nationwide retail network. Our "Growth Powered by People" strategy drives us to innovate and continuously improve the customer experience.

Sites
www.lithiamotors.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or

"will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•
Expected operating results, such as improved store efficiency and performance; generating 2017 full year earnings of $8.30 to $8.35 per diluted share and achieving a 2018 full year earnings target of $9.25 per diluted share and all projections set forth under the headings "Earnings Outlook";

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Revenues:
New vehicle retail	$1,557,076	$1,297,511	20.0%	$4,151,435	$3,602,603	15.2%
Used vehicle retail	679,632	580,885	17.0	1,915,490	1,667,258	14.9
Used vehicle wholesale	75,720	75,271	0.6	216,735	207,131	4.6
Finance and insurance	101,044	87,709	15.2	282,672	246,390	14.7
Service, body and parts	265,683	217,148	22.4	744,262	616,088	20.8
Fleet and other	15,185	11,443	32.7	86,883	46,697	86.1
Total revenues	2,694,340	2,269,967	18.7%	7,397,477	6,386,167	15.8%
Cost of sales:
New vehicle retail	1,469,031	1,221,668	20.2	3,912,733	3,387,132	15.5
Used vehicle retail	600,974	512,076	17.4	1,693,543	1,466,947	15.4
Used vehicle wholesale	74,546	74,353	0.3	212,332	202,897	4.7
Service, body and parts	133,191	112,806	18.1	376,096	317,028	18.6
Fleet and other	13,577	11,803	15.0	82,829	45,684	81.3
Total cost of sales	2,291,319	1,932,706	18.6	6,277,533	5,419,688	15.8
Gross profit	403,021	337,261	19.5%	1,119,944	966,479	15.9%
Asset impairments	—	3,498	(100.0)	—	10,494	(100.0)
SG&A expense	282,241	228,134	23.7	782,303	662,766	18.0
Depreciation and amortization	14,828	12,206	21.5	41,598	36,372	14.4
Income from operations	105,952	93,423	13.4%	296,043	256,847	15.3%
Floor plan interest expense	(10,629)	(6,186)	71.8	(28,013)	(18,304)	53.0
Other interest expense	(9,905)	(5,647)	75.4	(23,745)	(16,608)	43.0
Other income (expense), net	1,125	(1,513)	NM	11,357	(4,534)	NM
Income before income taxes	86,543	80,077	8.1%	255,642	217,401	17.6%
Income tax expense	(34,657)	(26,036)	33.1	(99,829)	(71,662)	39.3
Income tax rate	40.0%	32.5%		39.1%	33.0%
Net income	$51,886	$54,041	(4.0)%	$155,813	$145,739	6.9%

Diluted net income per share:
Net income per share	$2.07	$2.14	(3.3)%	$6.19	$5.69	8.8%

Diluted shares outstanding	25,076	25,290	(0.8)%	25,158	25,598	(1.7)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2017	2016	(Decrease)		2017	2016	(Decrease)
Gross margin
New vehicle retail	5.7%	5.8%	(10	)bps	5.7%	6.0%	(30	)bps
Used vehicle retail	11.6	11.8	(20	)bps	11.6	12.0	(40	)bps
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.9	48.1	180	bps	49.5	48.5	100	bps
Gross profit margin	15.0	14.9	10	bps	15.1	15.1	—

Unit sales
New vehicle retail	45,570	38,417	18.6%		122,062	107,225	13.8%
Used vehicle retail	34,737	29,636	17.2		97,691	84,783	15.2
Total retail units sold	80,307	68,053	18.0		219,753	192,008	14.4

Average selling price
New vehicle retail	$34,169	$33,774	1.2%		$34,011	$33,599	1.2%
Used vehicle retail	19,565	19,601	(0.2)		19,608	19,665	(0.3)

Average gross profit per unit
New vehicle retail	$1,932	$1,974	(2.1)%		$1,956	$2,010	(2.7)%
Used vehicle retail	2,264	2,322	(2.5)		2,272	2,363	(3.9)
Finance and insurance	1,258	1,289	(2.4)		1,286	1,283	0.2
Total vehicle(1)	3,349	3,428	(2.3)		3,403	3,471	(2.0)

Revenue mix
New vehicle retail	57.8%	57.2%			56.1%	56.4%
Used vehicle retail	25.2	25.6			25.9	26.1
Used vehicle wholesale	2.8	3.3			2.9	3.2
Finance and insurance, net	3.8	3.9			3.8	3.9
Service, body and parts	9.9	9.6			10.1	9.6
Fleet and other	0.5	0.4			1.2	0.8

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2017	2016	2017	2016	2017	2016	2017	2016
SG&A as a % of revenue	10.3%	10.1%	10.5%	10.1%	10.4%	10.4%	10.6%	10.4%
SG&A as a % of gross profit	68.7	67.6	70.0	67.6	68.8	68.5	69.9	68.6
Operating profit as a % of revenue	4.1	4.3	3.9	4.1	4.2	4.2	4.0	4.0
Operating profit as a % of gross profit	27.6	28.7	26.3	27.7	27.4	27.7	26.4	26.6
Pretax margin	3.4	3.8	3.2	3.5	3.5	3.7	3.5	3.4
Net profit margin	2.0	2.3	1.9	2.4	2.1	2.2	2.1	2.3
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Revenues
New vehicle retail	$1,290,305	$1,280,030	0.8%	$3,604,571	$3,582,725	0.6%
Used vehicle retail	593,695	572,862	3.6	1,730,905	1,656,119	4.5
Finance and insurance	87,371	86,951	0.5	257,155	245,397	4.8
Service, body and parts	221,356	214,391	3.2	648,309	612,142	5.9
Total revenues	2,262,056	2,238,787	1.0	6,492,755	6,347,785	2.3

Gross profit
New vehicle retail	$72,246	$74,903	(3.5)%	$207,549	$214,415	(3.2)%
Used vehicle retail	71,248	68,215	4.4	205,438	199,432	3.0
Finance and insurance	87,371	86,951	0.5	257,155	245,397	4.8
Service, body and parts	109,591	103,025	6.4	320,345	297,185	7.8
Total gross profit	342,707	333,636	2.7	997,597	961,722	3.7

Gross margin
New vehicle retail	5.6%	5.9%		5.8%	6.0%
Used vehicle retail	12.0	11.9		11.9	12.0
Finance and insurance	100.0	100.0		100.0	100.0
Service, body and parts	49.5	48.1		49.4	48.5
Gross profit margin	15.2	14.9		15.4	15.2

Unit sales
New vehicle retail	37,819	37,870	(0.1)%	105,927	106,599	(0.6)%
Used vehicle retail	30,133	29,171	3.3	87,571	84,148	4.1

Average selling price
New vehicle retail	$34,118	$33,801	0.9%	$34,029	$33,609	1.2%
Used vehicle retail	19,702	19,638	0.3	19,766	19,681	0.4

Average gross profit per unit
New vehicle retail	$1,910	$1,978	(3.4)%	$1,959	$2,011	(2.6)%
Used vehicle retail	2,364	2,338	1.1	2,346	2,370	(1.0)
Finance and insurance	1,286	1,297	(0.8)	1,329	1,287	3.3
Total vehicle(1)	3,412	3,446	(1.0)	3,483	3,479	0.1
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Revenues
Domestic	$1,014,650	$893,156	13.6%	$2,869,357	$2,495,468	15.0%
Import	1,215,669	983,947	23.6	3,282,380	2,777,007	18.2
Luxury	465,419	392,537	18.6	1,248,385	1,111,215	12.3
Total segment revenues	2,695,738	2,269,640	18.8	7,400,122	6,383,690	15.9
Corporate and other	(1,398)	327	NM	(2,645)	2,477	NM
Total revenues	$2,694,340	$2,269,967	18.7	$7,397,477	$6,386,167	15.8

Segment Income(1)
Domestic	$31,141	$32,292	(3.6)%	$84,440	$84,420	—%
Import	36,954	32,934	12.2	91,365	86,878	5.2
Luxury	7,515	7,423	1.2	22,542	21,736	3.7
Total segment income	75,610	72,649	4.1	198,347	193,034	2.8
Corporate and other	34,541	26,794	28.9	111,281	81,881	35.9
Depreciation and amortization	(14,828)	(12,206)	21.5	(41,598)	(36,372)	14.4
Other interest expense	(9,905)	(5,647)	75.4	(23,745)	(16,608)	43.0
Other income (expense), net	1,125	(1,513)	NM	11,357	(4,534)	NM
Income before income taxes	$86,543	$80,077	8.1	$255,642	$217,401	17.6
(1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Domestic	14,004	12,735	10.0%	39,500	35,176	12.3%
Import	26,643	21,467	24.1	69,665	59,581	16.9
Luxury	5,032	4,287	17.4	13,171	12,667	4.0
Total	45,679	38,489	18.7	122,336	107,424	13.9
Allocated to management	(109)	(72)	NM	(274)	(199)	NM
Total new retail unit sales	45,570	38,417	18.6	122,062	107,225	13.8

NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2017	2016	2016
Days Supply(1)
New vehicle inventory	69	68	65
Used vehicle inventory	63	56	57
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2017
Current ratio	Not less than 1.10 to 1	1.32	to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.82	to 1
Leverage ratio	Not more than 5.00 to 1	2.93	to 1
Funded debt restriction	Not more than $900 million	$784.0 million

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$38,577	$50,282
Trade receivables, net	446,613	417,714
Inventories, net	1,966,456	1,772,587
Other current assets	59,622	46,611
Total current assets	$2,511,268	$2,287,194

Property and equipment, net	1,087,920	1,006,130
Intangibles	444,162	443,667
Other non-current assets	328,243	107,159
Total assets	$4,371,593	$3,844,150

Floor plan notes payable	1,712,944	1,601,497
Other current liabilities	361,818	320,497
Total current liabilities	$2,074,762	$1,921,994

Long-term debt	991,333	769,916
Other long-term liabilities and deferred revenue	274,122	241,464
Total liabilities	$3,340,217	$2,933,374

Stockholder's Equity	1,031,376	910,776
Total liabilities & stockholders' equity	$4,371,593	$3,844,150

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Nine months ended September 30,
	2017	2016
Net income	$155,813	$145,739
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	10,494
Depreciation and amortization	41,598	36,372
Stock-based compensation	8,396	8,665
(Gain) loss on disposal of assets	(382)	(4,299)
Gain on sale of franchise	—	(1,102)
Deferred income taxes	7,398	9,782
(Increase) decrease:
Trade receivables, net	(13,345)	(5,911)
Inventories	(16,098)	(85,564)
Other assets	15,207	4,688
Increase (decrease):
Floor plan notes payable, net	12,126	18,122
Trade payables	12,397	6,153
Accrued liabilities	25,907	32,874
Other long-term liabilities and deferred revenue	11,519	18,227
Net cash provided by operating activities	$260,536	$194,240

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

	Nine months ended September 30,
Net cash provided by operating activities	2017	2016
As reported	$260,536	$194,240
Floor plan notes payable, non-trade, net	34,056	93,817
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(85,527)	(88,147)
Adjusted	$209,065	$199,910

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30, 2017
	As reported	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$282,241	$(1,704)	$(3,516)	$277,021

Income from operations	105,952	1,704	3,516	111,172

Other income (expense), net	1,125	—	—	1,125

Income before income taxes	$86,543	$1,704	$3,516	$91,763
Income tax expense	(34,657)	(943)	(1,380)	(36,980)
Net income	$51,886	$761	$2,136	$54,783

Diluted earnings per share	$2.07	$0.03	$0.08	$2.18
Diluted share count	25,076

	Three Months Ended September 30, 2016
	As reported	Equity investment fair value adjustment	Adjusted
Asset impairments	$3,498	$(3,498)	$—

Selling, general and administrative	228,134	—	228,134

Income from operations	93,423	3,498	96,921

Other income (expense), net	(1,513)	2,066	553

Income before income taxes	$80,077	$5,564	$85,641
Income tax expense	(26,036)	(7,592)	(33,628)
Net income	$54,041	$(2,028)	$52,013

Diluted earnings per share	$2.14	$(0.08)	$2.06
Diluted share count	25,290

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Nine Months Ended September 30, 2017
	As reported	Insurance reserves	Acquisition expenses	OEM settlement	Adjusted
Selling, general and administrative	$782,303	$(5,582)	$(5,653)	$—	$771,068

Income from operations	296,043	5,582	5,653	—	307,278

Other income (expense), net	11,357	—	—	(9,111)	2,246

Income before income taxes	$255,642	5,582	$5,653	$(9,111)	$257,766
Income tax expense	(99,829)	(2,174)	(2,201)	3,423	(100,781)
Net income	$155,813	3,408	$3,452	$(5,688)	$156,985

Diluted earnings per share	$6.19	0.14	$0.14	$(0.23)	$6.24
Diluted share count	25,158

	Nine Months Ended September 30, 2016
	As reported	Disposal gain on sale of store	Equity investment fair value adjustment	Legal reserve	Adjusted
Asset impairments	$10,494	$—	$(10,494)	$—	$—

Selling, general and administrative	662,766	1,087	—	(1,906)	661,947

Income from operations	256,847	(1,087)	10,494	1,906	268,160

Other income (expense), net	(4,534)	—	6,197	—	1,663

Income before income taxes	$217,401	$(1,087)	$16,691	$1,906	$234,911
Income tax expense	(71,662)	426	(20,374)	(747)	(92,357)
Net income	$145,739	$(661)	$(3,683)	$1,159	$142,554

Diluted earnings per share	$5.69	$(0.03)	$(0.14)	$0.05	$5.57
Diluted share count	25,598

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$51,886	$54,041	(4.0)%	$155,813	$145,739	6.9%
Other interest expense	9,905	5,647	75.4	23,745	16,608	43.0
Income tax expense	34,657	26,036	33.1	99,829	71,662	39.3
Depreciation and amortization	14,828	12,206	21.5	41,598	36,372	14.4
EBITDA	$111,276	$97,930	13.6%	$320,985	$270,381	18.7%

Other adjustments:
Less: used vehicle line of credit interest expense	(365)	(915)	(60.1)	(2,522)	(2,605)	(3.2)
Add: equity investment fair value adjustment	—	5,564	(100.0)	—	16,691	(100.0)
Less: OEM legal settlements	—	—	NM	(9,111)	—	NM
Add: acquisition expenses	3,516	—	NM	5,653	—	NM
Add: insurance reserve	1,704	—	NM	5,582	—	NM
Adjusted EBITDA	$116,131	$102,579	13.2%	$320,587	$284,467	12.7%

Leveraged Free Cash Flow
Adjusted EBITDA	$116,131	$102,579	13.2%	$320,587	$284,467	12.7%
Less: Capital expenditures	(39,908)	(38,116)	4.7	(72,174)	(81,363)	(11.3)
Leveraged free cash flow	$76,223	$64,463	18.2%	$248,413	$203,104	22.3%